Exhibit 10.1

INTEL CORPORATION 2006 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT NOTICE OF GRANT
Intel Corporation, a Delaware corporation (the “Corporation”), pursuant to the Intel Corporation 2006 Equity Incentive Plan (, the “2006 Plan”), hereby grants to the participant (the “Participant”) identified in this notice of grant (this “Notice of Grant”) the number of restricted stock units (“RSUs”) identified in this Notice of Grant. This grant is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement, including any appendices attached thereto (the “Agreement”) and the 2006 Plan (collectively, the “Grant Documents”), both of which are incorporated herein in their entirety. Capitalized terms not defined in this Notice of Grant shall have the meanings given to them in the 2006 Plan and Agreement.

Participant Name:	[________]
WWID:	[________]
Grant Number:	[________]
Grant Date:	[________]
Vesting Commencement Date:	[________]
Number of RSUs:	[________] RSUs
Vesting Schedule:	[________]
Retirement Vesting Acceleration:	No
Additional Documents Containing Terms and Conditions:	I. Restricted Stock Unit Agreement II. Intel Corporation 2006 Equity Incentive Plan
Grant Acceptance Required:
 [________] - “Y” means your electronic acceptance is required within 180 days of the Grant Date or your grant will be canceled, except as otherwise determined by the Corporation in its sole discretion.

You agree that the RSUs are governed by the terms and conditions of the Grant Documents. You understand that the Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding your participation in the 2006 Plan or your acquisition or sale of shares of Common Stock. You agree that you should consult with your own personal tax, legal and financial advisors regarding participation in the 2006 Plan before taking any action related to the RSUs. You confirm that you have reviewed the Grant Documents in their entirety, you fully understand all provisions of the Grant Documents and you have had the opportunity to obtain the advice of counsel prior to accepting this grant of RSUs. You further agree to accept as binding, conclusive and final all decisions or interpretations of the Committee of any questions relating to the Grant Documents.